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                    Schering-Plough Corporation and Subsidiaries
                             Subsidiaries of Registrant
                              As of December 31, 1997
                                                                                      Exhibit 21
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                                                                            State or Country
                                                                            of Incorporation
        Subsidiaries of Registrant                                          or Organization
        AESCA Chemisch Pharmazeutische Fabrik GmbH                          Austria
        American Image Productions, Inc.                                    Tennessee
        American Scientific Laboratories, Inc.                              Delaware
        Ark Products Limited                                                United Kingdom
        Avondale Chemical Co., Ltd.                                         Ireland
        Beneficiadora e Industrializadora S.A. de C.V.                      Mexico
        Canji, Inc.                                                         Delaware
        Chemibiotic (Ireland) Limited                                       Ireland
        Coopers Animal Health Limited                                       United Kingdom
        Coopers Brasil Ltda.                                                Brazil
        Coopers Uruguay S.A.                                                Uruguay
        Dashtag                                                             United Kingdom
        Desarrollos Farmaceuticos Y Cosmeticos S.A.                         Spain
        DNAX Research Institute of Molecular & Cellular Biology, Inc.       California
        Douglas Industries, Inc.                                            Delaware
        Dr. Scholl's Foot Comfort Shops, Inc.                               Delaware
        Essex (Taiwan) Ltd.                                                 Taiwan
        Essex Chemie A.G.                                                   Switzerland
        Essex Farmaceutica S. A.                                            Colombia
        Essex Italia S.p.A.                                                 Italy
        Essex Pharma GmbH                                                   Germany
        Essex Pharmaceuticals, Inc.                                         Philippines
        Essexfarm, S. A.                                                    Ecuador
        Farmaceutica Essex, S. A.                                           Spain
        Garden Insurance Co., Ltd.                                          Bermuda
        Integrated Disease Management, Inc.                                 Delaware
        Integrated Therapeutics Group, Inc.                                 Delaware
        Key Pharma S.A.                                                     Equador
        Key Pharma, A. G.                                                   Switzerland
        Key Pharma, S.A.                                                    Spain
        Key Pharmaceuticals Export Co., Inc.                                U.S. Virgin Islands
        Key Pharmaceuticals, Inc.                                           Florida
        Kirby Medical Products Cia Ltda                                     Chile
        Kirby-Warrick Pharmaceuticals Limited                               United Kingdom
        Laboratorio Essex, C.A.                                             Venezuela
        Laboratorio S.P. White's, C.A.                                      Venezuela
        Laboratorios Essex S.A.                                             Argentina
        Loftus Bryan Chemicals Limited                                      Ireland
        Macol, S.A.                                                         Colombia
        Mallinckrodt Veterinary BV                                          Netherlands
        Mallinckrodt Veterinary Colombia Holdings, Inc.                     Panama
        Mallinckrodt Veterinary International Colombia Holdings, Inc.       Panama
        Mallinckrodt Veterinary Limited                                     Ireland
        Mallinckrodt Veterinary Limited                                     Thailand
        Mallinckrodt Veterinary Ltd.                                        Hong Kong
        Mallinckrodt Veterinary NV/SA                                       Belgium
        Mallinckrodt Veterinary Operations Sdn Bhd                          Malaysia
        Mallinckrodt Veterinary Pte. Ltd.                                   Singapore
        Mallinckrodt Veterinary Sdn Bhd                                     Malaysia
        Mallinckrodt Veterinary, Inc.                                       Canada
        Med-Nim (Proprietary) Limited                                       South Africa
        MedAdvisor, Inc.                                                    Delaware
        P.T. Schering-Plough Indonesia                                      Indonesia
        Pharmaceutical Supply Corporation                                   Delaware
        Pharmaco(Canada) Inc.                                               Canada
        Pharmaco, Inc.                                                      Delaware
        Pitman-Moore Animal Health Limited                                  New Zealand
        Plough (Australia) Pty. Limited                                     Australia
        Plough (UK) Limited                                                 United Kingdom
        Plough Benelux S.A.                                                 Belgium
        Plough Broadcasting Co., Inc.                                       Delaware
        Plough Consumer Products (Asia) Ltd.                                Hong Kong
        Plough Consumer Products (Philippines) Inc.                         Philippines
        Plough de Venezuela, C.A.                                           Venezuela
        Plough Export, Inc.                                                 Tennessee
        Plough Farma, Lda.                                                  Portugal
        Plough France S.A.                                                  France
        Plough Hellas Limited                                               Greece
        Plough Laboratories, Inc.                                           Tennessee
        Plough S.p.A.                                                       Italy
        Plough Services AG                                                  Switzerland
        PPL, Inc.                                                           Tennessee
        Pro Medica AB                                                       Sweden
        Professional Pharmaceutical Corporation                             Delaware
        Professional Vaccine Corporation                                    Delaware
        S-P RIL Limited                                                     United Kingdom
        S-P Veterinary (UK) Limited                                         United Kingdom
        S-P Veterinary Holdings Limited                                     United Kingdom
        S-P Veterinary Limited                                              United Kingdom
        Scheramex S.A. de C.V.                                              Mexico
        Scherico, Ltd.                                                      Switzerland
        Schering Canada Inc.                                                Canada
        Schering Corporation                                                New Jersey
        Schering Institutional Sales Corporation                            Delaware
        Schering Laboratories Advertising Inc.                              Delaware
        Schering Plough Korea                                               South Korea
        Schering Sales Corporation                                          Delaware
        Schering Sales Management, Inc.                                     Nevada
        Schering Transamerica Corporation                                   New Jersey
        Schering-Plough (Bray) Limited                                      Ireland
        Schering-Plough                                                     France
        Schering-Plough Grenada Limited                                     Grenada
        Schering-Plough (Proprietary) Limited                               South Africa
        Schering-Plough A/S                                                 Denmark
        Schering-Plough A/S                                                 Norway
        Schering-Plough AB                                                  Sweden
        Schering-Plough Animal Health Limited                               Australia
        Schering-Plough Animal Health Limited                               New Zealand
        Schering-Plough Animal Health Sales Corporation                     Delaware
        Schering-Plough Animal Health, Inc.                                 Philippines
        Schering-Plough Animal-Health Corporation                           Delaware
        Schering-Plough B.V.                                                Netherlands
        Schering-Plough, C.A.                                               Venezuela
        Schering-Plough Central East A.G.                                   Switzerland
        Schering-Plough (China) Limited                                     Bermuda
        Schering-Plough Compania Limitada                                   Chile
        Schering-Plough Coordination Center N.V./S.A.                       Belgium
        Schering-Plough Corp., U.S.A.                                       Delaware
        Schering-Plough Corporation                                         New Jersey
        Schering-Plough Corporation                                         Philippines
        Schering-Plough del Caribe, Inc.                                    New Jersey
        Schering-Plough del Ecuador, S.A.                                   Ecuador
        Schering-Plough del Peru S.A.                                       Peru
        Schering-Plough External Affairs, Inc.                              Delaware
        Schering-Plough Farma Lda.                                          Portugal
        Schering-Plough Farmaceutica Ltda.                                  Brazil
        Schering-Plough HealthCare Holding Company                          Delaware
        Schering-Plough HealthCare Products Advertising Corp.               Tennessee
        Schering-Plough HealthCare Products Canada, Inc.                    Canada
        Schering-Plough HealthCare Products Sales Corporation               California
        Schering-Plough HealthCare Products, Inc.                           Delaware
        Schering-Plough Holdings France, SAS                                France
        Schering-Plough Holdings Limited                                    United Kingdom
        Schering-Plough II - Veterinaria, Lda.                              Portugal
        Schering-Plough INT Limited                                         United Kingdom
        Schering-Plough International, Inc.                                 Delaware
        Schering-Plough Investment Co., Inc.                                Delaware
        Schering-Plough Investments Limited                                 Delaware
        Schering-Plough Kabushiki Kaisha                                    Japan
        Schering-Plough Labo N.V.                                           Belgium
        Schering-Plough Legislative Resources, L.L.C.                       Delaware
        Schering-Plough Limited                                             Iran
        Schering-Plough Limited                                             Taiwan
        Schering-Plough Limited                                             Thailand
        Schering-Plough Limited                                             United Kingdom
        Schering-Plough Ltd.                                                Switzerland
        Schering-Plough N.V./S.A.                                           Belgium
        Schering-Plough Overseas Limited                                    Delaware
        Schering-Plough OY                                                  Finland
        Schering-Plough Pharmaceutical Industrial and Commercial S.A.       Greece
        Schering-Plough Products, Inc.                                      Delaware
        Schering-Plough Pty. Limited                                        Australia
        Schering-Plough Real Estate Co., Inc.                               Delaware
        Schering-Plough Real Property Holdings, Inc.                        Delaware
        Schering-Plough Research Institute                                  Delaware
        Schering-Plough S.A.                                                Paraguay
        Schering-Plough S.A.                                                Argentina
        Schering-Plough S.A.                                                Colombia
        Schering-Plough S.A.                                                Panama
        Schering-Plough, S.A.                                               Spain
        Schering-Plough S.A.                                                Uruguay
        Schering-Plough S.A. de C.V.                                        Mexico
        Schering-Plough S.p.A.                                              Italy
        Schering-Plough Sante Animale                                       France
        Schering-Plough Sdn. Bhd.                                           Malaysia
        Schering-Plough Tibbi Urunler Ticaret, A.S.                         Turkey
        Schering-Plough Veterinaire                                         France
        Schering-Plough Veterinaire, S.A. de C.V.                           Mexico
        Schering-Plough Veterinary Asia, Inc.                               Delaware
        Schering-Plough Veterinary Corporation                              Nevada
        Schering-Plough Veterinary Operations, Inc.                         Delaware
        Schering-Plough Veterinary S.A.                                     Greece
        Sentipharm A.G.                                                     Switzerland
        Shanghai Schering-Plough Pharmaceutical Company, Ltd.               China
        SOL Limited                                                         Bermuda
        SP Biotech, S.A.                                                    Spain
        SP HealthCare Products Corporation                                  Delaware
        SP Neurotech, S.A.                                                  Spain
        Suntan Sensations, Inc.                                             California
        Syntro Corporation                                                  Delaware
        Syntro Zeon, LC                                                     Kansas
        SyntroVenture Corporation                                           Kansas
        SyntroVet Incorporated                                              Kansas
        Tasman Vaccine Laboratory (UK) Limited                              United Kingdom
        Technobiotic Limited                                                Australia
        The Coppertone Corporation                                          Florida
        W-J Liquidating Corp.                                               Delaware
        Warrick Pharmaceuticals Corporation                                 Delaware
        Warrick Pharmaceuticals Limited                                     United Kingdom
        Werthenstein Chemie A.G.                                            Switzerland
        White Laboratories Ltd.                                             United Kingdom
        White Laboratories of Canada Limited                                Canada
        White Laboratories, Inc.                                            New Jersey
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